UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

Foxx Development Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42285	99-5119494
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

13575 Barranca Parkway C106 Irvine,CA	92618
(Address of principal executive offices)	(Zip Code)

201-962-5550

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FOXX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	FOXXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging  growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on November 22, 2024, Ximena Semensato (the “Plaintiff”) filed Semensato v. Foxx Development Holdings Inc., et al., No. 2024-1200 (Del. Ch. Ct.), a class action complaint (the “Complaint”) in Delaware Chancery Court (the “Court”) against Foxx Development Holdings Inc. (the “Company”) and certain “Individual Defendants” (“Joy” Yi Hua, Haitao Cui, “Jeff” Feng Jiang, “Eva” Yiqing Miao and Edmund R. Miller) (the “Action”). The Action seeks declaratory relief under provisions of the Delaware General Corporation Law relating to a waiver of the corporate opportunity doctrine that is contained in the Company’s Amended and Restated Certificate of Incorporation. The Company and each of the Individual Defendants deny any and all wrongdoing alleged in the Complaint. However, to avoid the cost and distraction of litigation, the directors of the board of the Company (the “Board”) determined that it was advisable and in the best interests of the Company and its stockholders to amend Article X of the Charter (the “Amendment”). The Board thus approved and adopted the Second Amended and Restated Certificate of Incorporation of the Company (the “Amended Charter”), and will direct the Amendment to be submitted to the stockholders of the Company for adoption and approval at the next annual meeting of stockholders with the Board’s recommendation that the Amendment be approved and adopted by the stockholders of the Company.

On March 3, 2025, after the Plaintiff was advised of the Board’s approval of the Amended Charter, Plaintiff filed a notice of voluntary dismissal of the Action as moot, which the Court approved by order dated March 4, 2025. Believing that the swift resolution of this Action was in the best interests of and benefit to the Company, and without admitting the allegations Plaintiff made in the Complaint, the Company has agreed to pay $85,000 (the “Mootness Fee,” inclusive of a $500 service award to Plaintiff) to Plaintiff’s counsel to resolve the anticipated application by Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses. In connection with the March 13, 2025 stipulated order closing the case, the Court ordered that the Company provide this notice. The Court has not and will not pass judgment on the amount of the Mootness Fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Foxx Development Holdings Inc.

	By:	/s/ Gregory Foley
	Name:	Gregory Foley
	Title:	Chief Executive Officer

Date: March 18, 2025

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